UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

June 9, 2009 (June 3, 2009)

TRANSCEPT PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1003 W. Cutting Blvd., Suite #110 Point Richmond, California 94804

(Address of principal executive offices)

(510) 215-3500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 3, 2009, at the annual meeting of stockholders, the stockholders of Transcept Pharmaceuticals, Inc. (the “Company”) approved the 2009 Employee Stock Purchase Plan (the “ESPP”).

Purpose

The purpose of the ESPP is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate in the ESPP) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

The rights to purchase Common Stock granted under the ESPP are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration

The Board of Directors administers the ESPP and has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the ESPP.

The Board of Directors has the power to delegate administration of the ESPP to a committee composed of not fewer than one member of the Board of Directors, and has delegated such administration to the Compensation Committee of the Board of Directors. As used herein with respect to the ESPP, the “Board of Directors” refers to the Compensation Committee and to the Board of Directors.

Stock Subject to ESPP

An aggregate of 500,000 shares of Common Stock has been reserved for issuance under the ESPP. If rights granted under the ESPP expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again become available for issuance under the ESPP.

Offerings

The ESPP is implemented by offerings of rights to all eligible employees from time to time. The maximum length for an offering under the ESPP is 27 months. Currently, under the ESPP, the Board has approved each offering to be six months long and consist of one “purchase period” which is six months long.

Eligibility

The Board of Directors has the authority to limit participation in the ESPP to those individuals who have been customarily employed more than 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board of Directors) on the first day of an offering. In addition, the Board of Directors may require that each employee has been continuously employed by the Company or the designated subsidiary corporation for such period preceding the grant as the Board of Directors may require, but in no event will the required period of continuous employment be greater than two years. Finally, the Board of Directors also has the power to exclude officers of the Company who are “highly compensated” as defined in the Code.

No employee is eligible to participate in the ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company. In addition, no employee may purchase more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its parent and subsidiary corporations in any calendar year. In addition to the preceding limitation, the Board of Directors has determined that in the initial offering, no employee may purchase more than 4,200 shares of Common Stock on the purchase date.

Participation in the ESPP

Eligible employees enroll in the ESPP by delivering to the Company, prior to the date selected by the Board of Directors as the offering date for the offering, an agreement authorizing payroll deductions, which, for the initial offering, is limited to up to 15% of such employees’ base compensation during the offering.

Purchase Price

The purchase price per share at which shares of Common Stock are sold in an offering under the ESPP may not be less than the lower of:

•	85% of the fair market value of a share of Common Stock on first day of the offering; or

•	85% of the fair market value of a share of Common Stock on the last day of the purchase period.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering. To the extent permitted in the offering document, a participant may increase, reduce or terminate his or her payroll deductions. All payroll deductions made on behalf of a participant are credited to his or her account under the ESPP and deposited with the general funds of the Company. Unless otherwise determined by the Board of Directors, a participant may not make additional payments into such account.

Purchase of Stock

In connection with offerings made under the ESPP, the Board of Directors may specify a maximum number of shares of Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available, the Board of Directors would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See “Withdrawal” below.

Withdrawal

While each participant in the ESPP is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the ESPP. Such withdrawal may be elected at any time prior to the end of the applicable offering, except as otherwise provided in the offering.

Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee’s behalf during such offering, and such employee’s rights in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not prevent such employee from participating in subsequent offerings under the ESPP.

Termination of Employment

Unless otherwise specified by the Board of Directors, a participant’s rights under any offering under the ESPP terminate immediately upon cessation of an employee’s employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

Rights granted under the ESPP are not transferable except by will, the laws of descent and distribution, or by a beneficiary designation. During the lifetime of the participant, such rights may only be exercised by the participant.

Adjustment Provisions

Upon certain transactions by the Company, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction, the ESPP share reserve, the outstanding purchase rights thereunder, and any purchase limits will be appropriately adjusted as to the type, class and maximum number of shares subject thereto.

Effect of Certain Corporate Transactions

In the event of:

•	the sale or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries,

•	the sale or other disposition of at least 90% of the outstanding securities of the Company, or

•	certain specified types of merger, consolidation or similar transactions (each, a “corporate transaction”),

any surviving or acquiring corporation may continue or assume rights outstanding under the ESPP or may substitute similar rights. If any surviving or acquiring corporation does not assume such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of Common Stock prior to the corporate transaction under the ongoing offering and the participants’ rights under the ongoing offering will terminate immediately after such purchase.

Duration, Amendment and Termination

The Board of Directors may amend, suspend or terminate the ESPP at any time. However, except in regard to capitalization adjustments, any amendment to the ESPP must be approved by the stockholders if the amendment would:

•	materially increase the number of shares of Common Stock available for issuance under the ESPP,

•	materially expand the class of individuals eligible to participate under the ESPP,

•	materially increase the benefits accruing to participants under the ESPP or materially reduce the price at which shares of Common Stock may be purchased under the ESPP,

•	materially extend the term of the ESPP, or

•	expand the types of awards available for issuance under the ESPP,

but in each case, only to the extent stockholder approval is required by applicable law or listing requirements.

Rights granted before amendment or termination of the ESPP will not be impaired by any amendment or termination of the ESPP without consent of the employee to whom such rights were granted, unless necessary to comply with applicable laws.

The description of the material terms of the ESPP is qualified in its entirety by reference to the ESPP, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	2009 Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 9, 2009	TRANSCEPT PHARMACEUTICALS, INC

	By:	/s/ MARILYN E. WORTZMAN
Marilyn E. Wortzman Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

10.1	2009 Employee Stock Purchase Plan